Exhibit 99.1
Ichor Holdings, Ltd. Announces Second Quarter 2024 Financial Results
FREMONT, Calif., August 6, 2024–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced second quarter 2024 financial results.
Second quarter 2024 highlights:
•Revenues of $203 million, near the upper end of our guidance range communicated in May;
•Gross margin of 12.6% on a GAAP basis and 13.0% on a non‑GAAP basis;
•Earnings per share of $(0.15) on a GAAP basis and $0.05 on a non-GAAP basis; and
•Free cash flow of $15 million.
"We are encouraged by signs of a recovery in the customer demand profile for wafer fab processing equipment as we progress through 2024,” commented Jeff Andreson, chief executive officer. “With Q2 revenues near the upper end of our expectations, we are also pleased to report continued improvement in gross margin performance over the last two quarters on similar revenue volumes. With industry demand momentum continuing to build, we expect to continue delivering on gross margin expansion and improvements in profitability and cash flow in the forthcoming quarters. Instrumental to our ability to achieve our financial performance targets are the new proprietary product introductions and customer qualifications now underway, which continue to yield positive traction and momentum. Our expectations for a stronger second half of 2024 are primarily driven by initial ramps in technology and capacity investments for leading edge semiconductor devices."

	Q2 2024	Q1 2024	Q2 2023
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$203,227	$201,383	$185,008
Gross margin	12.6%	11.4%	13.9%
Operating margin	(1.1)%	(1.9)%	(1.6)%
Net loss	$(5,112)	$(8,989)	$(20,656)
Diluted EPS	$(0.15)	$(0.30)	$(0.71)

	Q2 2024	Q1 2024	Q2 2023
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	13.0%	12.2%	14.5%
Operating margin	2.2%	1.2%	2.9%
Net income (loss)	$1,819	$(2,712)	$707
Diluted EPS	$0.05	$(0.09)	$0.02

U.S. GAAP Financial Results Overview
For the second quarter of 2024, revenue was $203.2 million, net loss was $5.1 million, and net loss per diluted share (“diluted EPS”) was $(0.15). This compares to revenue of $201.4 million and $185.0 million, net loss of $9.0 million and $(20.7) million, and diluted EPS of $(0.30) and $(0.71), for the first quarter of 2024 and second quarter of 2023, respectively.

Non-GAAP Financial Results Overview
For the second quarter of 2024, non-GAAP net income was $1.8 million and non-GAAP diluted EPS was $0.05. This compares to non-GAAP net income (loss) of $(2.7) million and $0.7 million, and non-GAAP diluted EPS of $(0.09) and $0.02, for the first quarter of 2024 and second quarter of 2023, respectively.

Third Quarter 2024 Financial Outlook
For the third quarter of 2024, we expect revenue to be in the range of $195 million to $210 million. We expect GAAP diluted EPS to be in the range of $(0.17) to $(0.06) and non-GAAP diluted EPS to be in the range of $0.05 to $0.15.
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $2.1 million and share-based compensation expense of approximately $4.8 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the second quarter of 2024 with cash and cash equivalents of $114.3 million, an increase of $12.2 million from the prior quarter and an increase of $34.4 million from the prior year ended December 29, 2023.
The increase of $12.2 million in the second quarter of 2024 was primarily due to net cash provided by operating activities of $17.5 million, partially offset by capital expenditures of $2.8 million and net payments on our credit facilities of $1.9 million. The increase of $34.4 million during the six months ended June 28, 2024 was primarily due to net proceeds of $136.7 million from our issuance of 3.8 million ordinary shares in March 2024 in connection with an underwritten public offering and net cash provided by operating activities of $22.3 million, partially offset by net payments on credit facilities of $118.8 million and capital expenditures of $7.3 million.
Our cash provided by operating activities of $17.5 million for the second quarter of 2024 consisted of net non-cash charges of $12.1 million, consisting primarily of depreciation and amortization of $8.1 million and share-based compensation expense of $3.9 million, and a decrease in our net operating assets and liabilities of $10.5 million, partially offset by net loss of $5.1 million. Our cash provided by operating activities of $22.3 million for the six months ended June 28, 2024 consisted of net non-cash charges of $22.3 million, consisting primarily of depreciation and amortization of $15.7 million and share-based compensation expense of $6.3 million, and a decrease in our net operating assets and liabilities of $14.1 million, partially offset by net loss of $14.1 million.
The decrease in our net operating assets and liabilities of $10.5 million during the second quarter of 2024 was primarily due to a decrease in inventories of $9.2 million and a decrease in accounts receivable of $8.2 million, partially offset by a decrease in accounts payable of $3.5 million and a decrease in accrued and other liabilities of $3.4 million. The decrease in our net operating assets and liabilities of $14.1 million during the six months ended June 28, 2024 was primarily due to a decrease in inventories of $14.4 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our second quarter 2024 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/register/ichorholdings080624/en.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13747600. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. Our fiscal years ended December 27, 2024 and December 29, 2023 are each 52 weeks. References to 2024 and 2023 relate to the fiscal years then ended. The three-month periods ended June 28, 2024, March 29, 2024, and June 30, 2023 were each 13 weeks. References to the second quarter of 2024, first quarter of 2024, and second quarter of 2023 relate to the three-month periods then ended.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our third fiscal quarter of 2024, statements regarding the current business environment, revenue levels in 2024, manufacturers’ investment in water fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2024 and 2025, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 29, 2023 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 28, 2024	March 29, 2024	December 29, 2023	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$114,349	$102,124	$79,955	$84,608
Accounts receivable, net	65,216	73,371	66,721	95,760
Inventories	231,475	240,679	245,885	266,190
Prepaid expenses and other current assets	7,596	5,047	8,804	5,507
Total current assets	418,636	421,221	401,365	452,065
Property and equipment, net	89,142	92,792	92,755	98,914
Operating lease right-of-use assets	34,623	37,202	36,611	39,184
Other noncurrent assets	13,727	12,621	11,912	12,422
Deferred tax assets, net	3,103	3,008	3,148	1,273
Intangible assets, net	53,056	55,142	57,288	64,096
Goodwill	335,402	335,402	335,402	335,402
Total assets	$947,689	$957,388	$938,481	$1,003,356
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$58,961	$61,320	$60,490	$63,868
Accrued liabilities	15,122	15,452	14,871	16,753
Other current liabilities	6,812	7,051	6,638	8,783
Current portion of long-term debt	7,500	7,500	7,500	7,500
Current portion of lease liabilities	9,721	9,926	9,463	9,500
Total current liabilities	98,116	101,249	98,962	106,404
Long-term debt, less current portion, net	122,665	124,424	241,183	284,701
Lease liabilities, less current portion	26,025	28,339	28,187	30,570
Deferred tax liabilities, net	1,169	1,169	1,169	29
Other non-current liabilities	4,838	4,975	4,303	4,349
Total liabilities	252,813	260,156	373,804	426,053
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 33,629,331, 33,467,846, 29,435,398, and 29,241,561 shares outstanding, respectively; 38,066,770, 37,905,285, 33,872,837, and 33,812,827 shares issued, respectively)	3	3	3	3
Additional paid in capital	595,881	593,125	451,581	441,883
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)	(91,578)
Retained earnings	190,570	195,682	204,671	226,995
Total shareholders’ equity	694,876	697,232	564,677	577,303
Total liabilities and shareholders’ equity	$947,689	$957,388	$938,481	$1,003,356

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2024	March 29, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Net sales	$203,227	$201,383	$185,008	$404,610	$410,878
Cost of sales	177,670	178,389	159,266	356,059	351,896
Gross profit	25,557	22,994	25,742	48,551	58,982
Operating expenses:
Research and development	5,926	5,370	5,188	11,296	9,501
Selling, general, and administrative	19,807	19,219	19,500	39,026	39,667
Amortization of intangible assets	2,086	2,146	3,960	4,232	7,926
Total operating expenses	27,819	26,735	28,648	54,554	57,094
Operating income (loss)	(2,262)	(3,741)	(2,906)	(6,003)	1,888
Interest expense, net	1,858	4,096	5,030	5,954	9,580
Other expense, net	50	239	100	289	884
Loss before income taxes	(4,170)	(8,076)	(8,036)	(12,246)	(8,576)
Income tax expense	942	913	12,620	1,855	12,085
Net loss	$(5,112)	$(8,989)	$(20,656)	$(14,101)	$(20,661)
Net loss per share:
Basic	$(0.15)	$(0.30)	$(0.71)	$(0.44)	$(0.71)
Diluted	$(0.15)	$(0.30)	$(0.71)	$(0.44)	$(0.71)
Shares used to compute Net loss per share:
Basic	33,548,071	30,010,971	29,116,413	31,779,521	29,050,645
Diluted	33,548,071	30,010,971	29,116,413	31,779,521	29,050,645

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2024	March 29, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Cash flows from operating activities:
Net loss	$(5,112)	$(8,989)	$(20,656)	$(14,101)	$(20,661)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,123	7,556	8,656	15,679	17,145
Share-based compensation	3,938	2,375	4,277	6,313	7,914
Deferred income taxes	(95)	140	11,072	45	10,049
Amortization of debt issuance costs	116	116	117	232	233
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	8,155	(6,650)	26,933	1,505	40,561
Inventories	9,204	5,206	5,348	14,410	17,470
Prepaid expenses and other assets	143	1,735	3,281	1,878	5,986
Accounts payable	(3,549)	3,405	(2,029)	(144)	(45,047)
Accrued liabilities	(967)	1,020	(4,164)	53	(5,961)
Other liabilities	(2,464)	(1,110)	(5,892)	(3,574)	(11,619)
Net cash provided by operating activities	17,492	4,804	26,943	22,296	16,070
Cash flows from investing activities:
Capital expenditures	(2,847)	(4,490)	(4,015)	(7,337)	(10,834)
Net cash used in investing activities	(2,847)	(4,490)	(4,015)	(7,337)	(10,834)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	136,738	—	136,738	—
Issuance of ordinary shares under share-based compensation plans	1,384	3,335	1,355	4,719	3,981
Employees' taxes paid upon vesting of restricted share units	(1,929)	(1,343)	(1,637)	(3,272)	(2,329)
Repayments on revolving credit facility	—	(115,000)	(5,000)	(115,000)	(5,000)
Repayments on term loan	(1,875)	(1,875)	(1,875)	(3,750)	(3,750)
Net cash provided by (used in) financing activities	(2,420)	21,855	(7,157)	19,435	(7,098)
Net increase (decrease) in cash	12,225	22,169	15,771	34,394	(1,862)
Cash at beginning of period	102,124	79,955	68,837	79,955	86,470
Cash at end of period	$114,349	$102,124	$84,608	$114,349	$84,608
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,703	$4,833	$5,106	$7,536	$9,851
Cash paid during the period for taxes, net of refunds	$750	$702	$3,236	$1,452	$3,340
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$1,458	$267	$293	$1,458	$293
Right-of-use assets obtained in exchange for new operating lease liabilities	$(431)	$2,810	$842	$2,379	$3,103

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2024	March 29, 2024	June 30, 2023	June 28, 2024	June 30, 2023
U.S. GAAP gross profit	$25,557	$22,994	$25,742	$48,551	$58,982
Non-GAAP adjustments:
Share-based compensation	717	776	1,091	1,493	1,512
Other (1)	160	748	—	908	1,287
Non-GAAP gross profit	$26,434	$24,518	$26,833	$50,952	$61,781
U.S. GAAP gross margin	12.6%	11.4%	13.9%	12.0%	14.4%
Non-GAAP gross margin	13.0%	12.2%	14.5%	12.6%	15.0%
(1)Represents severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Income (Loss) to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2024	March 29, 2024	June 30, 2023	June 28, 2024	June 30, 2023
U.S. GAAP operating income (loss)	$(2,262)	$(3,741)	$(2,906)	$(6,003)	$1,888
Non-GAAP adjustments:
Amortization of intangible assets	2,086	2,146	3,960	4,232	7,926
Share-based compensation	3,938	2,375	4,277	6,313	7,914
Transaction-related costs (1)	—	785	—	785	—
Other (2)	733	867	—	1,600	1,324
Non-GAAP operating income	$4,495	$2,432	$5,331	$6,927	$19,052
U.S. GAAP operating margin	(1.1)%	(1.9)%	(1.6)%	(1.5)%	0.5%
Non-GAAP operating margin	2.2%	1.2%	2.9%	1.7%	4.6%
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents severance costs associated with our global reduction-in-force programs, and, for the three and six months ended June 28, 2024, $0.5 million of costs incurred in connection with exiting and consolidating one of our U.S.-based manufacturing facilities.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2024	March 29, 2024	June 30, 2023	June 28, 2024	June 30, 2023
U.S. GAAP net loss	$(5,112)	$(8,989)	$(20,656)	$(14,101)	$(20,661)
Non-GAAP adjustments:
Amortization of intangible assets	2,086	2,146	3,960	4,232	7,926
Share-based compensation	3,938	2,375	4,277	6,313	7,914
Transaction-related costs (1)	—	785	—	785	—
Other (2)	733	867	—	1,600	1,324
Tax adjustments related to non-GAAP adjustments (3)	174	104	2,032	278	4,238
Tax expense from valuation allowance (4)	—	—	11,094	—	11,094
Non-GAAP net income (loss)	$1,819	$(2,712)	$707	$(893)	$11,835
U.S. GAAP diluted EPS	$(0.15)	$(0.30)	$(0.71)	$(0.44)	$(0.71)
Non-GAAP diluted EPS	$0.05	$(0.09)	$0.02	$(0.03)	$0.40
Shares used to compute non-GAAP diluted EPS	34,043,870	30,010,971	29,492,966	31,779,521	29,454,500
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents severance costs associated with our global reduction-in-force programs, and, for the three and six months ended June 28, 2024, $0.5 million of costs incurred in connection with exiting and consolidating one of our U.S.-based manufacturing facilities.
(3)Adjusts GAAP income tax expense for the impact of our non-GAAP adjustments, which are presented on a gross basis. During the second quarter of 2023, we recorded a valuation allowance against our U.S. federal and state deferred tax assets on a GAAP basis. In the first quarter of 2024, we determined that the valuation allowance should be recognized against our U.S. federal and state deferred tax assets on a non-GAAP basis as we were not in a three-year cumulative U.S. income position on a non-GAAP basis. Accordingly, from the first quarter of 2024 and forward, tax expense on a GAAP and non-GAAP basis reflects a valuation allowance against our U.S. federal and state deferred tax assets.
(4)During the second quarter of 2023, we recorded a valuation allowance of $11.1 million against our U.S. federal and state deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including an estimate of being in a three-year cumulative loss position in the U.S. by the end of 2023, projections of future taxable income, and other quantitative and qualitative information.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2024	March 29, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Net cash provided by operating activities	$17,492	$4,804	$26,943	$22,296	$16,070
Capital expenditures	(2,847)	(4,490)	(4,015)	(7,337)	(10,834)
Free cash flow	$14,645	$314	$22,928	$14,959	$5,236